UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 17, 2008

Velcera, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Township Line Road, Suite 170
Yardley, Pennsylvania 19067
(Address of Principal Executive Offices) (Zip Code)

(267) 757-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01(D) NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 17, 2008, Velcera, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as exhibit 99.1. The press release described the action of the Company’s Board of Directors in deciding to terminate its registration with the Securities and Exchange Commission. As a result, effective immediately, the Company’s obligation to file reports with the SEC has terminated. The SEC has 90 days to review the Company’s Form 15 for compliance with the decertification requirements. The Company’s shares may still trade on the “pink sheets” if a registered broker dealer sponsors the Company’s shares.

The Company is taking these actions primarily to reduce financial and administrative costs and burdens associated with being a publicly traded company under the regulations promulgated by the SEC and the Sarbanes-Oxley Act of 2002. The Company estimates the direct and indirect cost savings to be in excess of $400,000 annually.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press release of the Company, dated October 17, 2008, regarding termination of registration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELCERA, INC.

Date: October 17, 2008	By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer